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                                                                   EXHIBIT 10.36
                             AMENDMENT NO. 2 TO THE
                          1997 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

         WHEREAS, AMETEK, Inc. (formerly known as Ametek Aerospace Products, Inc.) (the "Company") has adopted the 1997 Stock Incentive Plan of AMETEK, Inc. (formerly known as the 1997 Stock Incentive Plan of Ametek Aerospace Products, Inc.) (the "Plan"); and

         WHEREAS, Section 19 of the Plan permits the Committee, as defined in the Plan (the "Committee") to amend the Plan; and

         WHEREAS, the Committee now desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1.       Section 5 shall be amended to read in its entirety as follows:
                  "5. Participants. All key employees of the Corporation and its Affiliates shall be eligible to receive Incentive Awards under the Plan. The persons to whom Incentive Awards are to be offered under the Plan and the number of Shares with respect to which Incentive Awards are to be granted to each such person shall be determined by the Committee in its sole discretion subject, however, to the terms and conditions of the Plan."

         2. The provisions of this Amendment No. 2 shall be effective as of May 11, 1999.

         IN WITNESS WHEREOF, the Committee has caused this Amendment No. 2 to be executed by a duly authorized officer of the Company, and its corporate seal to be affixed, as of the 11th day of May, 1999.



                                         AMETEK, Inc.

                                         By: /s/ John J. Molinelli
                                             -----------------------------
ATTEST:
/s/ Donna F. Winquist
----------------------
(SEAL)